Exhibit 99.1

Vanda Pharmaceuticals Adopts Limited Duration Stockholder Rights Plan

WASHINGTON, April 17, 2024 – Vanda Pharmaceuticals Inc. (“Vanda” or the “Company”) (Nasdaq: VNDA) today announced that its Board of Directors (the “Board”) has adopted a limited duration stockholder rights plan (the “Rights Plan”) to protect stockholder interests and maximize value for all stockholders. The Rights Plan is effective immediately.

The Board adopted the Rights Plan in response to the unsolicited acquisition proposal made by Future Pak, LLC (“Future Pak”) on April 1, 2024. The Board, in consultation with its independent financial and legal advisors, consistent with its fiduciary duties, carefully reviewed the unsolicited acquisition proposal and concluded that it is not in the best interests of the Company and its stockholders, as it significantly undervalues the Company in light of its robust clinical development pipeline, expanding commercial presence, significant, cash balance and long-term future growth prospects.

The Rights Plan is intended to enable stockholders to realize the full value of their investment in Vanda and will reduce the likelihood that any entity, person or group gains control of the Company through open-market accumulation without paying all stockholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Plan applies equally to all current and future stockholders and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the Company’s stockholders.

The Rights Plan is similar to other plans adopted by publicly held companies in comparable circumstances. Under the Rights Plan, the rights will become exercisable if any person, entity or group acquires beneficial ownership of 10% or more of Vanda’s outstanding common stock in a transaction not approved by the Board. In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to purchase, at the then-current exercise price, additional shares of common stock or equivalent securities having a then-current market value of twice the exercise price of the right.

The Rights Plan has a one-year term, expiring on April 16, 2025. The Board may consider an earlier termination of the Rights Plan as circumstances warrant. The dividend distribution of rights will be payable to stockholders of record as of the close of business on April 29, 2024.

Additional details of the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The filing will be available on the SEC’s website at www.sec.gov.

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.

Forward Looking Statement

Various statements in this press release are “forward-looking statements” under the securities laws. These forward-looking statements include, without limitation, statements with respect to the anticipated benefits and expected consequences of the Rights Plan that the Board has adopted. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release. Although Vanda believes any such statements are based on reasonable assumptions, actual outcomes may differ materially. Any such statements are made in reliance on the “safe harbor” protections provided under the

Private Securities Reform Act of 1995. There can be no assurance that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda.

Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available at www.sec.gov.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Vanda Corporate Contact:

Kevin Moran

Senior Vice President, Chief Financial Officer and Treasurer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore

Collected Strategies

VANDA-CS@collectedstrategies.com